Exhibit 99.1

May 14, 2026

U.S. Bank Trust Company, National Association

Global Corporate Trust

One Federal Street, 10th Floor

Boston, MA 02110

Attention: James Byrnes

The Depository Trust Company

Announcements Department

140 58th Street

Brooklyn, NY 11220

Attention: Announcement Department

Re:

Apellis Pharmaceuticals, Inc. – Notice of Supplemental Indenture, Fundamental Change and Make-Whole Fundamental Change to Trustee, Paying Agent, Conversion Agent and Holders of the 3.500% Convertible Senior Notes due 2026 (the “Notes”) (CUSIP: No. 03753U AB2)*

To: Trustee, Paying Agent, Conversion Agent and Holders:

Reference is made to that certain Indenture, dated as of September 16, 2019 (as may be amended or supplemented from time to time, the “Original Indenture”), between Apellis Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and U.S. Bank Trust Company, National Association, as successor in interest to U.S. Bank National Association, as trustee (the “Trustee”) and as the paying agent (the “Paying Agent”) and the conversion agent (the “Conversion Agent”) thereunder, in connection with the Company’s outstanding $93,897,000 aggregate principal amount of its 3.500% Convertible Senior Notes due 2026 (the “Notes”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Original Indenture.

As previously disclosed, on March 31, 2026, the Company entered into that certain Agreement and Plan of Merger, dated as of March 31, 2026 (as it may be amended from time to time, the “Merger Agreement”), by and among Biogen Inc., a Delaware corporation (“Parent”), Aspen Purchaser Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Purchaser”), and the Company.

Pursuant to the Merger Agreement, and upon the terms and subject to the conditions therein, Purchaser commenced a tender offer (the “Offer”) to acquire any and all of the issued and outstanding shares of common stock, par value $0.0001 per share, of the Company (the “Common Stock”), in exchange for (i) $41.00 per share of Common Stock, net to the seller in cash, without interest and subject to reduction for any applicable tax withholding (the “Upfront Consideration”), plus (ii) one contractual, non-transferable contingent value right per share of Common Stock (each, a “CVR” and, together with the Upfront Consideration, the “Offer Price”), which entitled the holder to receive potential payments of up to an aggregate of $4.00 in cash, without interest and subject to reduction for any applicable tax withholding, upon the achievement of certain specified milestones. On May 14, 2026 (the “Effective Date”), promptly following the expiration of the Offer (the “Expiration”), in accordance with the General Corporation Law of the State of Delaware (the “DGCL”), Purchaser merged with and into the Company, with the Company continuing as the surviving corporation and a wholly owned subsidiary of Parent (the “Merger”).

At the effective time of the Merger (the “Effective Time”), each share of Common Stock (other than shares of Common Stock (i) held in the treasury of the Company, (ii) irrevocably accepted for purchase in the Offer by Purchaser and “received” (as such term is defined by Section 251(h)(6)(f) of the DGCL) by Purchaser, (iii) held by Parent, Purchaser or any other wholly owned subsidiary of the Parent as of both the commencement of the Offer and immediately prior to the Effective Time and (iv) held by stockholders who were entitled to, and properly demanded, appraisal for such shares of Common Stock in accordance with Section 262 of the DGCL) were cancelled and converted into the right to receive the Offer Price from Purchaser without interest, subject to reduction for any applicable withholding taxes.

On the Effective Date, the Company (i) notified the Nasdaq Stock Market LLC (“Nasdaq”) of the consummation of the Merger and its intent to remove all shares of Common Stock from the Nasdaq Global Select Market (the “Delisting”) and (ii) requested that Nasdaq (A) halt trading of the Common Stock effective before the opening of trading on May 14, 2026, and (B) file with the Securities and Exchange Commission (“SEC”) a Form 25 Notification of Removal from Listing and/or Registration to delist and deregister the Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Following the effectiveness of such Form 25, the Company intends to file with the SEC a Certification and Notice of Termination of Registration on Form 15 under the Exchange Act, requesting the termination of registration of the Common Stock under Section 12(g) of the Exchange Act and the suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

The consummation of the Merger constitutes a “Merger Event” (as defined in Section 14.07(a) of the Original Indenture). In addition, each of the Offer, the Merger and the Delisting constitutes a “Fundamental Change” and a “Make-Whole Fundamental Change” (each as defined in Section 1.01 of the Original Indenture).

Accordingly, this notice (this “Notice”) shall serve as notice (i) under Section 14.10 of the Original Indenture that a Merger Event has occurred, and (ii) under Section 15.02(c) and Section 14.03 of the Original Indenture that a “Fundamental Change” and a “Make-Whole Fundamental Change,” respectively, is deemed to have occurred, in each case, as of the Effective Date.

1.	Execution of Supplemental Indenture and Notice of Reference Property

Pursuant to Sections 10.01(g) and 14.07 of the Original Indenture, and as a result of the consummation of the Merger Event on the Effective Date, Parent and the Company and the Trustee executed a first supplemental indenture (the “Supplemental Indenture” and, together with the Original Indenture, the “Indenture”). The Company hereby notifies Holders of the execution of the Supplemental Indenture pursuant to Section 14.07(b) of the Original Indenture.

The Supplemental Indenture provides:

(i)

from and after the Effective Time until the Maturity Date, each $1,000 in principal amount of the Notes is convertible in accordance with the terms of the Indenture into Reference Property, which shall consist of $1,039.72 in cash and 25.3405 CVRs per $1,000 principal amount of Notes so converted; and

(ii)

as a result of the Make-Whole Fundamental Change, a Holder who converts its Notes in connection with such Make-Whole Fundamental Change shall be entitled to receive $1,080.77 in cash (reflecting the requisite increase to the Conversion Rate pursuant to Section 14.03 of the Original Indenture) and 26.3411 CVRs per $1,000 principal amount of Notes so converted.

2.	Notice of Make-Whole Fundamental Change and Change to Conversion Rate

Pursuant to Section 14.03 of the Original Indenture, the Company hereby notifies the Holders, the Trustee, the Paying Agent and the Conversion Agent that each of the Offer, the Merger and the Delisting constitutes a Make-Whole Fundamental Change as of the Effective Date (the “Merger Make-Whole Fundamental Change”).

Pursuant to Section 14.03 of the Original Indenture, if a Holder elects in connection with the Merger Make-Whole Fundamental Change, and during the applicable Make-Whole Fundamental Change Period, to convert its Notes in the manner prescribed by the Indenture, the Company shall increase the Conversion Rate for the Notes so surrendered by a number of additional shares of Common Stock (the “Additional Shares”).

Pursuant to Section 14.03(e) of the Original Indenture, the Additional Shares in connection with the Merger Make-Whole Fundamental Change equal 1.0006. Based on an Effective Date of May 14, 2026, the Conversion Rate applicable to the Merger Make-Whole Fundamental Change equals 26.3411 shares of Common Stock per $1,000 principal amount of Notes (equal to the sum of the base Conversion Rate of 25.3405 shares and 1.0006 Additional Shares).

Pursuant to Section 2.02 of the Supplemental Indenture and Section 14.03 of the Original Indenture, Holders that elect to properly convert their Notes in connection with the Merger Make-Whole Fundamental Change are entitled to receive cash in an amount equal to $1,080.77 for every $1,000 principal amount of Notes converted. In addition to cash, converting Holders will be entitled to receive 26.3411 CVRs for every $1,000 principal amount of Notes converted.

In order to receive cash of $1,080.77 and 26.3411 CVRs for every $1,000 principal amount of Notes converted, Holders must convert their Notes with a Conversion Date that occurs during the Make-Whole Fundamental Change Period, which commences on the Effective Date and continues until June 29, 2026, the Business Day immediately preceding the Fundamental Change Repurchase Date (as defined below). The Fundamental Change Repurchase Date is June 30, 2026. In order to convert their Notes, Holders must comply with the procedures set forth in Section 14.03 of the Original Indenture.

Holders whose Notes are held by a broker, dealer, commercial bank, trust company or other nominee must contact such nominee if such Holder desires to exercise its conversion right and instruct such nominee to deliver the appropriate instruction form and the Notes in compliance with the applicable rules and procedures of The Depository Trust Company (“DTC” and, such rules and procedures, the “Applicable Procedures”) prior to the end of the Make-Whole Fundamental Change Period.

Holders may not convert their Notes if they have submitted a Fundamental Change Repurchase Notice, as described below, unless they withdraw such Fundamental Change Repurchase Notice in accordance with Section 15.02 of the Original Indenture, as described below.

3.	Notice of Fundamental Change and Fundamental Change Repurchase Date

Pursuant to Section 15.02 of the Original Indenture, as a result of the Fundamental Change, each Holder has the right, subject to and in accordance with Article 15.02 of the Original Indenture, to require the Company to repurchase for cash all of such Holder’s Notes, or any portion thereof that is equal to $1,000 or an integral multiple of $1,000 (the “Fundamental Change Repurchase Right”) on June 30, 2026 (the “Fundamental Change Repurchase Date”). The Company will purchase such Notes at a repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the Fundamental Change Repurchase Date (the “Fundamental Change Repurchase Price”). The amount payable on the Notes, including accrued and unpaid interest, will be approximately $1,008.46 per $1,000.00 principal amount of Notes validly surrendered for repurchase, and not validly withdrawn.

Pursuant to Section 15.02 of the Original Indenture, Holders may exercise their Fundamental Change Repurchase Right by (i) delivering to the Paying Agent, a duly completed notice (the “Fundamental Change Repurchase Notice”) in compliance with the Applicable Procedures for surrendering interests in Global Notes prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date (the “Fundamental Change Expiration Date”) and (ii) effecting a book-entry transfer of the Notes in compliance with the Applicable Procedures.

Pursuant to Section 15.02 of the Original Indenture, any Holder may withdraw, in whole or in part, its submission of a Fundamental Change Repurchase Notice by means of a notice of withdrawal that complies with the Applicable Procedures.

As of May 14, 2026, all Notes are held through DTC and there are no certificated Notes in non-global form. Accordingly, all Notes surrendered for repurchase or conversion hereunder must be delivered in compliance with the Applicable Procedures.

The Fundamental Change Repurchase Price for any Notes that are validly surrendered and not validly withdrawn will be paid by the Paying Agent, pursuant to Section 15.04 of the Original Indenture. The Fundamental Change Repurchase Right is subject, in all respects, to the terms and conditions of the Indenture, the Notes and this Notice.

Holders whose Notes are held by a broker, dealer, commercial bank, trust company, or other nominee must contact such nominee if such Holder desires to exercise its Fundamental Change Repurchase Right and instruct such nominee to deliver a Fundamental Change Repurchase Notice and surrender the Notes on such Holder’s behalf in compliance with the Applicable Procedures prior to the close of business on the Fundamental Change Expiration Date.

Holders who are DTC participants should deliver the Fundamental Change Repurchase Notice and surrender their Notes to the Paying Agent electronically through DTC’s Automated Tender Offer Program (“ATOP”), subject to the terms and procedures of that system prior to the close of business on the Fundamental Change Expiration Date.

You bear the risk of untimely submission of the Fundamental Change Repurchase Notice. You must allow sufficient time for completion of the necessary DTC procedures before the close of business on the Fundamental Change Expiration Date, after which time you will not be able to exercise the Fundamental Change Repurchase Right.

By delivering, or instructing your nominee to deliver, the Fundamental Change Repurchase Notice to the Paying Agent in compliance with the Applicable Procedures, you agree to be bound by the terms of the Fundamental Change Repurchase Right set forth in this Notice.

Alternatively, Holders who wish to convert their Notes in connection with the Merger Make-Whole Fundamental Change as described in Section 2 above cannot do so if they have submitted a Fundamental Change Repurchase Notice with respect to such Notes, unless they withdraw such Fundamental Change Repurchase Notice pursuant to Section 15.03 of the Original Indenture, as described above.

The value that you would currently receive if you validly exercised the Fundamental Change Repurchase Right is substantially less than the value that you would expect to receive if you converted your Notes during the Make-Whole Fundamental Change Period. You should review this Notice carefully and consult with your own financial and tax advisors. You must make your own decision as to whether or not to surrender your Notes for repurchase or to convert your Notes during the Make-Whole Fundamental Change Period and, if you choose to exercise either of these rights, the amount of Notes to surrender or convert. None of the Company or its board of directors, as applicable, or its or their respective employees, advisors, or representatives, Parent or its affiliates, the Trustee, the Paying Agent or Conversion Agent are making any representation or recommendation to any Holder as to whether Holders should elect to require the Company to repurchase their Notes or convert their Notes.

The address of the Trustee, Paying Agent and Conversion Agent:

U.S. Bank Trust Company, National Association

West Side Flats Operations Center

60 Livingston Avenue, Mail Station – EP-MN-WS2N

St. Paul, MN 55107

Attn: Conversion Processing

cts.conversions@usbank.com

*

The CUSIP number listed above is for information purposes only. None of the Company, the Trustee, the Paying Agent or the Conversion Agent shall be responsible for the selection or use of the CUSIP number, nor is any representation made to the correctness or accuracy of the CUSIP number, if any, listed in this or any other notice.

The date of this Notice is May 14, 2026.

Sincerely,

/s/ Timothy Sullivan
Name: Timonthy Sullivan
Title: Chief Financial Officer

Apellis Pharmaceuticals, Inc.